Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We have issued our report dated March 5, 2004 accompanying the financial statements and schedule of Intelli-Check, Inc. for the years ended December 31, 2003 and 2002 appearing in their 2004 Annual Report on Form 10-K which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."




GRANT THORNTON LLP


New York, New York
August 17, 2005